Exhibit 99.1

Veoneer Announces Offering of Common Stock and Convertible Senior Notes

May 20, 2019

Stockholm, Sweden, May 20, 2019: Veoneer, Inc. (NYSE: VNE and SSE: VNE SDB), a pure-play company focused on Advanced Driver Assistance Systems (ADAS) and Automated Driving (AD), announced today that it intends to commence concurrent offerings of $350 million of shares of common stock and $150 million aggregate principal amount of convertible senior notes due 2024. Neither offering is contingent on the completion of the other offering. No public offer is made in Sweden or elsewhere in the European Economic Area and any offer made will be exclusively to qualified investors.

Veoneer also intends to grant the underwriters of the common stock offering a 30-day option to purchase up to an additional $52.5 million of shares of common stock and to grant the underwriters of the notes offering a 30-day option to purchase up to an additional $22.5 million aggregate principal amount of notes. Each of these options would be exercisable solely to cover over-allotments, if any.

Veoneer intends to use the net proceeds from the common stock offering and concurrent convertible notes offering for working capital and other general corporate purposes.

The notes will be senior, unsecured obligations of Veoneer, and interest will be payable semi-annually in arrears. The notes will mature in 2024 unless earlier repurchased, redeemed or converted. Prior to a set free convertibility date in 2024, the notes will be convertible at the option of holders during certain periods, upon satisfaction of certain conditions. Thereafter, the notes will be convertible at the option of holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Veoneer will settle conversions of the notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election. The interest rate, conversion rate, and other terms of the notes will be determined at the time of pricing of the notes offering.

A limited portion of the common stock offered in this offering may be delivered to a depositary which will then issue Swedish Depository Receipts, or SDRs, with each SDR representing one share of our common stock. During the offering process and for a certain period thereafter, the ability of holders of common stock to convert their common stock into SDRs will be temporarily suspended. The suspension is in effect as of May 20, 2019. Following the completion of the offering, the Company intends to register a prospectus with the Swedish Financial Supervisory Authority (Sw.Finansinspektionen) (SFSA) and lift the suspension. While this is expected to occur in mid to late June, delays may occur. The Company will cover the deposit fee charged by SEB, but no other fees, for conversion of common stock into SDRs for the 30 day period following the publication of the Swedish prospectus.

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Morgan Stanley is acting as lead book-running manager for the common stock offering and the notes offering, and Nordea and SEB are acting as joint bookrunners for each offering.

Each offering is being made only by means of a prospectus. Copies of the prospectus related to each offering, when available, may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department.

Registration statements relating to these securities have been filed with the Securities and Exchange Commission (“SEC”) but have not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statements become effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. This announcement is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

This information is information that Veoneer, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the agency of the VP Investor Relations set out below, at 10:05 pm CET on May 20, 2019.

For more information:

Media:

Thomas Jönsson, GVP Communications & IR, tel +46 (0)8 527 762 27

Investors & analysts:

Thomas Jönsson, Communications & IR, tel +46 (0)8 527 762 27

Ray Pekar, Investor Relations, tel +1 (248) 794-4537

Veoneer designs and manufactures products and solutions for active safety, autonomous driving, occupant protection and brake control.

Safe Harbor Statement - This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the timing and consummation of the proposed offerings, the anticipated sizes of the respective offerings, the expected use of the net proceeds from the proposed offerings, and the terms of the notes. All forward-looking statements are based upon Veoneer’s current expectations, various assumptions and/or data available from third parties. Veoneer’s expectations and assumptions are expressed in good faith and Veoneer believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual results to turn out to be materially different than Veoneer’s expectations. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive

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market. Additional risks and uncertainties that could cause the forward-looking statements in this press release to materially differ from actual results are included under the caption “Risk Factors” in Veoneer’s Annual Report on Form 10-K for the year ended December 31, 2018, as supplemented by Veoneer’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, both of which are available on the SEC website at www.sec.gov. Risks to purchasers of the common stock and the notes are described under the caption “Risk Factors” in the prospectus relating to the applicable offering. For any forward-looking statements contained in this or any other document, Veoneer claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and Veoneer assumes no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

This announcement is not an offer of securities or a solicitation of an offer to buy securities in any jurisdiction where such offer or solicitation would be unlawful. No action has been taken that would permit an offering of the securities or possession or distribution of this announcement in any jurisdiction where action for that purpose is required. Persons into whose possession this announcement comes are required to inform themselves about and to observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.

In member states of the European Economic Area, including Sweden, no securities are offered to the public and this announcement and any offer made is directed exclusively at qualified investors as defined under the EU Prospectus Directive.

In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. Moreover, as a portion of the shares of common stock offered in the offering may be delivered in the form of SDRs, any of these activities may also be undertaken in the SDRs. The underwriters are not required to engage in these activities and may end any of these activities at any time. These activities may be effected on any securities market, over-the-counter

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market, stock exchange or otherwise, including on the New York Stock Exchange and (in respect of SDRs) Nasdaq Stockholm, and may be undertaken at any time during the period in which the over-allotment option may be exercised.

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